UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         December 22, 2015 (December 22, 2015)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:         (847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 22, 2015, Nanosphere, Inc. (the “Company”) completed its previously announced public offering of common stock (and common stock equivalents) with total gross proceeds of approximately $10 million (the “Offering”). The net proceeds to the Company from the registered Offering, after deducting the placement agent fees and the Company’s estimated Offering expenses, will be approximately $9.1 million.

In connection with the Offering, the Company issued 2,298,744 shares of its common stock at a price of $0.47 per share, with each share of common stock coupled with a five-year warrant to purchase one share of common stock, at an exercise price of $0.70 per share (the “Series A Warrants”), These securities were sold in the form of a Class A Unit but were immediately separable and were issued separately at the closing.

For certain investors who would otherwise hold more than 4.99% of the Company’s common stock following the registered Offering, the Company issued to such investors, in the form of Class B Units, 8,919.59044 shares of a new class of preferred stock designated Series C Convertible Preferred Stock (as outlined below) (the “Series C Preferred Stock”) with a stated value of $1,000 and which are convertible into 18,977,852 shares of the Company’s common stock at a conversion price equal to $0.47 per share of common stock, together with Series A Warrants to purchase up to 18,977,852 shares of the Company’s common stock. These securities were sold in the form of a Class B Unit but were immediately separable and were issued separately at the closing.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with certain institutional investors in the Offering. Rodman & Renshaw, a unit of H.C. Wainwright & Co. (the “Placement Agent”), acted as the sole book runner in connection with the Offering. Joseph Gunnar & Co. acted as a co-manager and Life Sci Capital LLC acted as a financial advisor in connection with the Offering.

The Company paid the Placement Agent a cash placement fee equal to 6% of the gross proceeds of the Offering, or $600,000, plus a non-accountable expense allowance equal to $50,000. The Placement Agent also will receive five-year warrants (the “Compensation Warrants”) equal to 6% of the aggregate number of shares of common stock part of the Class A Units and the common stock convertible under the Series C Preferred Stock part of the Class B Units sold in the Offering, or 1,276,596 shares, each at an exercise price of $0.517 per share (110% of the public offering price of the Class A Units).

The Offering was registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 (File No. 333-207460), as amended, which became effective on December 17, 2015, and a related prospectus dated December 17, 2015 in connection with the Offering (the “Registration Statement”).

On December 22, 2015, the Company issued a press release announcing the completion of the registered Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Purchase Agreement was previously filed as an Exhibit to the Company’s Current Report on Form 8-K dated December 17, 2015. The Purchase Agreement is being re-filed as Exhibit 10.1 hereto to correct a typographical error in the number of Series A Warrants included in the previously filed copy of the Purchase Agreement in conformity with the execution copies of the Purchase Agreement and the final prospectus filed as part of the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement dated December 17, 2015 by and between Nanosphere, Inc. and the investors party thereto.

99.1	Press Release of Nanosphere, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.
(Registrant)

By:	/s/ Farzana Moinuddin
Farzana Moinuddin Interim Chief Financial Officer

Date: December 22, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement dated December 17, 2015 by and between Nanosphere, Inc. and the investors party thereto.

99.1	Press Release of Nanosphere, Inc.